UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2014

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On August 19, 2014, Monarch Community Bank, a wholly-owned subsidiary of the Company, entered into management continuity agreements with the following executive officers: Richard J. DeVries, Rebecca S. Crabill, Andrew J. VanDoren, Charles C. Mulka and Vicki L. Bassage. Upon a qualifying termination of employment following a change of control, each individual is entitled to receive the termination benefits provided for in his or her management continuity agreement. A qualifying termination of employment occurs if, within 12 months following a change of control, either the individual’s employment is terminated other than for cause, death or disability or the individual terminates his or her employment for good reason (as defined in the management continuity agreements).

Under the terms of his management continuity agreement, upon a qualifying termination, Mr. DeVries will be will be entitled to receive a lump sum payment equal to the sum of three years of salary and three years of annual board of directors retainer and meeting fees, continuation of health care coverage for three years and the transfer to Mr. DeVries of the laptop computer, iPad and automobile currently provided to him by the Company and/or the bank. Under the terms of her management continuity agreement, upon a qualifying termination, Ms. Crabill will be will be entitled to receive a lump sum payment equal to two years of salary, continuation of health care coverage for two years and the transfer to Ms. Crabill of the laptop computer and iPad currently provided to her by the Company and/or the bank. Under the terms of their management continuity agreements, upon a qualifying termination, Messrs. VanDoren and Mulka and Ms. Bassage will be entitled to receive a lump sum payment equal to one year of salary, continuation of health care coverage for one year and the transfer to each such executive officer of the laptop computer and iPad currently provided by the Company and/or the bank.

The preceding description of the management continuity agreements is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the agreements filed as Exhibits 10.1-10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

(b) On August 19, 2014, the Company’s Board of Directors approved the Company’s 2014 Stock Compensation Plan (the “Plan”). All Company officers, employees and directors are eligible to participate in the Plan. A copy of the Plan is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the terms of the Plan:

•	up to 860,000 common shares of the Company (as such number of shares may be adjusted to reflect stock splits and reverse stock splits and other organic changes) my be issued in the form of stock options, restricted stock or stock appreciation rights;

•	the Plan is administered by the Company’s Board of Directors;

•	all grants under the Plan are non-qualified, the Plan does not provide for incentive stock options as defined in the Internal Revenue Service Code;

•	all options vest, and all restrictions lapse, at a change of control as defined in the Plan.

On August 19, 2014, the Board of Directors awarded to Richard J. DeVries, Rebecca S. Crabill, Andrew J. VanDoren, Vicki L. Bassage and Charles C. Mulka, 73,725, 55,293, 36,862, 36,862 and 36,862 shares, respectively, of the Company’s common stock, as restricted stock awards under the Plan, with one-fifth of each such award vesting on the first, second, third, fourth and fifth anniversaries of the grant date. In accordance with the terms of the Plan, all of the restrictions on these shares will lapse at a change of control of the Company. The shares were issued pursuant to the standard form of Restricted Stock Agreement under the Plan, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Richard J. DeVries.

10.2	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Rebecca S. Crabill.

10.3	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Andrew J. VanDoren.

10.4	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Vicki L. Bassage.

10.5	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Charles C. Mulka.

10.6	2014 Monarch Community Bancorp, Inc. Stock Compensation Plan, adopted August 19, 2014.

10.7	Form of Restricted Stock Agreement under the 2014 Monarch Community Bancorp, Inc. Stock Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: December 9, 2014	/s/ Andrew J. Van Doren
Andrew J. Van Doren
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Richard J. DeVries.

10.2	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Rebecca S. Crabill.

10.3	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Andrew J. VanDoren.

10.4	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Vicki L. Bassage.

10.5	Management Continuity Agreement, dated August 19, 2014, by and between Monarch Community Bank and Charles C. Mulka.

10.6	2014 Monarch Community Bancorp, Inc. Stock Compensation Plan, adopted August 19, 2014.

10.7	Form of Restricted Stock Agreement under the 2014 Monarch Community Bancorp, Inc. Stock Compensation Plan.